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                                                                   EXHIBIT 12.1

SUMMIT PROPERTIES PARTNERSHIP, L.P.
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
NINE MONTHS ENDED SEPTEMBER 30, 2002

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
Net Income                                                                    $57,847

Interest:
     Expense incurred                                                          26,589
     Amortization of deferred financing costs                                     918
     Rental fixed charges                                                         258
                                                                              -------
     Total                                                                    $85,612
                                                                              =======

Fixed charges:
     Interest expense                                                         $26,589
     Interest capitalized                                                       7,680
     Distributions to preferred unitholders in operating parthership            9,315
     Rental fixed charges                                                         258
     Amortization of deferred financing costs                                     918
                                                                              -------
     Total                                                                    $44,760
                                                                              =======

Ratio of earnings to fixed charges                                               1.91
                                                                              =======
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